UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENTS OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)       Effective September 28, 2008, David M. Theno, Ph.D., will retire as Senior Vice President and Chief Product Safety Officer of Jack in the Box Inc. (the “Company”). On Aug. 1, 2008, the Company issued a news release on Dr. Theno’s retirement, which is furnished as Exhibit 99.1 and is attached to this Form 8-K.

(d)       On July 31, 2008, Winifred (Wendy) Markus Webb was elected to the Jack in the Box Inc. Board of Directors. Ms. Webb is Senior Vice President of Strategic Communications and Investor Relations for Ticketmaster, a live entertainment ticketing and marketing company. There is no arrangement or understanding pursuant to which Ms. Webb was elected as a director and there are no related party transactions between the Company and Ms. Webb. The Board of Directors has appointed Ms. Webb to membership on the Nominating and Governance Committee and Finance Committee. For service as a non-management director during 2008, Ms. Webb will receive an annual cash retainer of $30,000 pro-rated to reflect the remainder of the February to January year for which director compensation is paid, as well as meeting fees of $2,500 for each Board meeting and $1,500 for each Committee meeting attended other than telephonic committee meetings. Under the Company’s Deferred Compensation Plan for Non-Management Directors, directors may elect to defer payment of all or any part of their directors fees. Ms. Webb will also receive a stock option plan grant for 9,200 shares under the Jack in the Box Inc. 2004 Stock Incentive Plan, vesting 100 percent on the six-month anniversary of the grant date. Ms. Webb and the Company will also enter into the Company’s standard form of Directors Indemnification Agreement with each of its directors, the form of which is attached to the Company’s Form 10-K for the fiscal year ended September 29, 2002, as Exhibit 10.11. On Aug. 4, 2008, the Company issued a news release on Ms. Webb’s election to the Jack in the Box Inc. Board of Directors, which is furnished as Exhibit 99.2 and is attached to this Form 8-K.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 31, 2008, effective immediately, the Company’s Board of Directors approved amendment and restatement of the corporation’s by-laws for the purpose of amending Article II, Section 2.11, and Article III, Section 3.16, to clarify the manner in which (i) business may be properly brought before an annual meeting, and (ii) stockholder nominations for the election of directors may be properly made at an annual meeting. The revisions clarify the procedures for determining whether or not notice of such business or such nomination is timely and expands the information required to be provided by the stockholder who submits a proposal or a nomination for election to the Board of Directors. Minor updates were also made to Article II, Section 2.09, “Inspector of Election,” and to the descriptions of certain officers found primarily in Aricle IV. A copy of the amended and restated by-laws is furnished as Exhibit 99.3 and is attached to this Form 8-K.

ITEM 8.01     OTHER EVENTS.

On July 30, 2008, Jack in the Box Inc. issued a news release regarding the webcast conference call with investors to discuss third-quarter fiscal 2008 operating results. This news release is furnished as Exhibit 99.4 and is attached to this Form 8-K

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	David Theno to Retire from Jack in the Box Inc.; Ann Marie McNamara Joins Company as DVP of Food Safety, and Derek Walker is New DVP of Research & Development
99.2	Winifred Markus Webb Joins Jack in the Box Inc. Board of Directors
99.3	Amended and Restated By-laws of Jack in the Box Inc.
99.4	Jack in the Box Inc. to Webcast Third Quarter FY2008 Earnings Conference Call on Aug. 6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.
By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President Chief Financial Officer (Principal Financial Officer) (Duly Authorized Signatory)
Date: August 4, 2008